Sheet1

MuniEnhanced Fund, Inc.
File Number: 811-5739
CIK Number: 844172
For the Period Ending: 01/31/2002

Pursuant to Exemptive Order No. IC-15520 the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the year ended January 31, 2002.

Sales (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

03/20/2001	$ 5,500	Long Island NY PWR Auth	5.00%	05/01/2033
04/05/2001	300	Long Island NY PWR Auth	5.00	05/01/2033

Last Updated on 03/26/2002
By Karen Lang